EXHIBIT 10.2

Confidential Treatment Requested for American Superconductor Corporation

DATED	December, 16 2015

AMSC AUSTRIA GMBH

and

AMERICAN SUPERCONDUCTOR CORPORATION

and

INOX WIND LIMITED

TECHNOLOGY LICENCE AGREEMENT

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

TECHNOLOGY LICENCE AGREEMENT

date                                       DECEMBER 16, 2015

PARTIES

(1)	AMSC AUSTRIA GMBH, a corporation registered and existing under the laws of the Republic of Austria, having its principal office at Lakeside B08, 9020 Klagenfurt, Austria (“AMSC Austria”); and
(2)	AMERICAN SUPERCONDUCTOR CORPORATION, a corporation organised under the laws of the State of Delaware, having its principal office at 64 Jackson Road, Devens, MA 01434 (“AMSC”); and
(3)	INOX WIND LIMITED, a corporation registered and existing under the laws of India, having its principal office at Inox Towers, 17, Sector 16A, Noida, Uttar Pradesh 201301, India (“Inox”).

RECITALS

(A)

AMSC Austria owns or has a licence in respect of certain intellectual property rights, know-how and technical information relating to electric control system sets for use in the Wind Turbines (as defined below) and their assembly and manufacture.

(B)

AMSC Austria has agreed to grant to Inox a licence of all such intellectual property rights, know-how and technical information in relation to the ECS (as defined below) to enable Inox to set up a facility, and assemble, manufacture and supply the Products (as defined below) in accordance with the terms of this Agreement.

(C)

Inox desires to obtain the technology and a perpetual licence to manufacture, assemble and supply the Products (as defined below). AMSC Austria has agreed to provide Inox with such technology and a perpetual licence on the terms set out herein.

(D)

AMSC owns the entire share capital of AMSC Austria.  As the parent company of AMSC Austria and the owner of certain intellectual property rights referred to in Recital (A) above, AMSC is willing to provide certain warranties in relation to the intellectual property rights licensed to Inox under this Agreement.

For valuable consideration including the mutual promises contained in this Agreement, IT IS AGREED AS FOLLOWS:

1.	Definitions
1.1	In this Agreement, the following expressions shall, unless the context otherwise requires, have the following meanings:

“2009 TTLA” means the Technology Transfer & License Agreement dated 17 April 2009 between AMSC Austria and Inox, pursuant to which AMSC Austria granted Inox a licence to use certain intellectual property rights and technical information for the manufacture of Wind Turbines, including any amendments thereto;

“Accepted” means acceptance of the First Production ECS or AMSC Production ECS when either successfully pass the Inspection Test, and which shall confirm that the First Production ECS or AMSC Production ECS, as the case may be, manufactured at Inox’s facility, adhere, at such time of acceptance, to the same testing specifications, quality and efficiency as being manufactured and supplied by AMSC Group;

“Affiliates” means, with respect to a person, any other person directly or indirectly controlling, controlled by or under common control with the first person, whether through ownership of voting securities, by contract or otherwise;

“AMSC Group” means AMSC and AMSC Austria and any of their respective Affiliates from time to time;

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

“AMSC Production ECS” means the first lot consisting of such number, as decided by Inox, of up to [**] ([**]) ECS (up to [**] of each of the GL2003, GL2010 and GL2010 (113m) versions [**]) manufactured in one batch by AMSC at Inox’s facility;

“AMSC Romania” means American Superconductor Romania SRL, a Romanian corporation, having its principal office at Olympian Logistics Park, Unit 1.4, Nr. 637, DN 6, City: Remetea Mare, State: Timis, Zip: 307350 Romania;

“Approved Bank” means a bank listed in Schedule 4 or such other bank agreed between the Parties;

“Business Day” means any day which is not a Saturday, Sunday or public holiday in New Delhi, India, and Vienna, Austria;

“Conditions” has the meaning given to it in clause 2.1;

“Confidential Information” means the Technical Information, Technology, Software, terms of this Agreement and any other information which a reasonable person would consider of a confidential nature communicated to Inox by AMSC Austria, or vice versa, either preparatory to, or as a result of this Agreement;

“ECS” means the electrical control system (including all Versions) for use in the Wind Turbines, as detailed in Schedule 1, including any ECS incorporating the Improvements;

“ECS Supply Agreement” means the agreement executed by Inox and AMSC on the date of this Agreement, pursuant to which AMSC shall supply ECS to Inox;

“Effective Date” means the first date on which the Conditions are satisfied;

“Export Control Laws” has the meaning given to it in clause 14.1;

“Final L/C” has the meaning given to it in clause 8.10.2;

“First Production ECS” means the first lot consisting of such number, as decided by Inox, of up to [**] ([**]) ECS (consisting of up to [**] of each of the GL2003, GL2010 and GL2010 (113m) versions [**]) manufactured in one batch by Inox;

“GL2010 Control Card” means the proprietary control card used in the GL2010 version of ECS;

“GL2010 Control Card Materials” means the list of documentation and materials relating to the GL2010 Control Card, as detailed in Schedule 5;

“GL2010 L/C” has the meaning given to it in clause 8.10.1;

“IBA” means the International Bar Association.

“IBA Rules on the Taking of Evidence in International Arbitration” means the IBA Rules on the Taking of Evidence in International Arbitration of the IBA, as in effect from time to time, as such IBA Rules may be modified by the provisions of this Agreement.

“Improvements” means any improvements, revisions or upgrades to the ECS and / or the Technical Information developed by the AMSC Group at its sole discretion and used by the AMSC Group in the manufacture of its own ECS;

“Inspection Test” means the inspection test to be performed on the First Production ECS or, if applicable, the AMSC Production ECS, as detailed in Schedule 3;

“Intellectual Property Rights” means inventions, patents, design rights, registered designs, utility models, copyrights, rights in software (but not including source code), database rights and all similar forms of protection, applications to register any of the foregoing and the right to make such applications, technical information, and the right to control use and disclosure of technical information, and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

“Licence” means the licence granted in clause 2;

“Licence Fees” shall mean the licence fees payable under clause 8.1;

“Materials” means the list of documentation and materials relating to the Technical Information, as detailed in Schedule 2;

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

“Power Converter Module” means the power converter module forming part of the ECS;

“Procurement Specification” means the specifications and any other information, including quality control manuals and quality requirements for a component, which can be used to procure that component without any further engineering by Inox;

“Product” means the ECS, together with all spare or replacement parts for the same and “Products” shall be construed accordingly;

“Quarterly Periods” means the periods of three months commencing on 1 January, 1 April, 1 July and 1 October respectively in any calendar year during the Term;

“Receipt Form” means the form set out in Schedule 5 used to confirm receipt of the GL2010 Control Card Materials;

“Software” means the software in binary code form, required to operate the ECS as part of the Wind Turbines. Software does not include the source code;

“Supply” means sell, whether or not, for financial or other consideration; and “Supplied” and “Supplying” shall be construed accordingly;

“Technical Information” means all and any Materials, Software and any know-how, design and technical information, engineering data, design and engineering specifications and other information developed, owned or licensed by AMSC Group in respect of the ECS (or its method of assembly / manufacture) required for:

(a)

enabling Inox to set up a plant for the manufacture and assembly of the Products, including draft layouts, controlled conditions, if any, lists and specifications of equipment, Procurement Specifications of equipment, and details of suppliers of the equipment;

(b)

the manufacture and assembly of the Products at the plant set up by Inox, including purchase information of components, Procurement Specifications of components and details of suppliers, assembly of third party components for integration into the Products, quality inspection, testing, and installation of the Products; and

(c)	the operations and maintenance of the ECS;

“Technology” means the Technical Information, the Improvements (if any) and all Intellectual Property Rights of AMSC Group in or relating to the assembly and manufacture of the ECS (including the Software);

“Term” means the period from the Effective Date to the Termination Date;

“Termination Date” means the date on which this Agreement terminates in accordance with the provisions of clause 12;

“Versions” shall have the meaning given to it in the ECS Supply Agreement; and

“Wind Turbine” shall have the meaning given to it in the 2009 TTLA.

1.2	Unless otherwise expressly stated, the following rules of interpretation apply in this Agreement.
1.2.1	The contents page and headings in this Agreement are for ease of reference only and do not affect the meaning of this Agreement.
1.2.2	Words in the singular include the plural and vice versa.
1.2.3	A reference to a “Party” is to a party to this Agreement and includes the respective successors or permitted assigns of the original parties.
1.2.4	Any words following the terms “include” and “including” or any similar expression are illustrative and do not limit the meaning of the words preceding those terms.
1.2.5	A reference to a Clause or Schedule is to a clause of or schedule to this Agreement and a reference to this Agreement includes its schedules and appendices.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

1.2.6

A reference to legislation is a reference to all legislation having effect in the United Kingdom from time to time and a reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time.

1.2.7	A reference to a document in this Agreement is to that document as amended, varied or novated from time to time as permitted by the terms of that document.
1.2.8

A requirement that a notice or other communication to be given or made under or in connection with this Agreement must be signed by the person giving or making it will be deemed to be satisfied if the notice or other communication is signed on behalf of the person giving or making it.

2.	LICENCE
2.1	AMSC Austria hereby grants Inox the Licence subject to, and conditional on the completion of all of the following conditions (the “Conditions”):
2.1.1	Inox and AMSC executing the ECS Supply Agreement;
2.1.2	payment by Inox to AMSC of the Advance (as defined in the ECS Supply Agreement); and
2.1.3	payment by Inox to AMSC Austria, in cleared funds, of USD$6,000,000 pursuant to clause 8.1.1.
2.2	Subject to the Conditions being satisfied and the remainder of this clause 2, and with effect from the Effective Date, AMSC Austria hereby grants to Inox:
2.2.1

an exclusive and (subject to clauses 12.2, 12.3 and 13.2) perpetual licence, without the right to sub-license (except as provided below), to use and exploit the Technology (including the Software) to make, manufacture, use and Supply, the Products for use (and only for use) in the Wind Turbines, in India during the Term including providing related customer services such as repair, installation, maintenance, assembly and testing of the Products in India; and

2.2.2

a non-exclusive and (subject to clauses 12.2, 12.3 and 13.2) perpetual licence, without the right to sub-license (except as provided below), to use and exploit the Technology (including the Software) to make, manufacture, use, import, export, distribute and Supply, the Products for use (and only for use) in the Wind Turbines, in the rest of the world (excluding all territories to which exports are prohibited under Export Control Laws) during the Term.

2.3

Inox may sub-license the rights granted to it under clause 2.2 in respect of any part of the Technology (but excluding the Power Converter Module) to third party vendors and suppliers of components of the ECS, but only to the extent necessary for, and for the sole purpose of, enabling such vendors and suppliers to supply relevant components of the ECS to Inox and to be able to maintain or repair them.  Inox may not otherwise sub-license the rights granted to it under clause 2.2.  To the extent that Inox engages in sub-licensing under this clause 2.3, Inox shall be and remain liable for all acts and omissions of its sub-licensees inconsistent with the terms of this Agreement as if they were the acts and omissions of Inox.

2.4	In respect of the Software:
2.4.1	its use shall be restricted to use of the Software in binary code form;
2.4.2

except as expressly stated in this clause 2, Inox shall not (and shall not permit any third party to) copy, adapt, reverse engineer, decompile, disassemble, modify, the Software in whole or in part except to the extent permitted by law or as may be strictly necessary for debugging purposes or for the purposes of embedding the Software in any apparatus or machine for the purposes of enabling the exploitation of the Technology consistent with the purposes of this Agreement.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

2.5	For so long as the ECS Supply Agreement in effect, the Licence is subject to the limits on the Products permitted to be assembled and / or manufactured by Inox as set out in the ECS Supply Agreement.
3.	PROVISION OF KNOW-HOW AND TECHNICAL ASSISTANCE
3.1

Within seven (7) days of the Effective Date, each of AMSC Austria and Inox shall name a project manager and a deputy project manager through whom all communication and information to be provided by AMSC Austria under this clause 3, shall be channelled. AMSC Austria and Inox shall make sure that their respective project manager and deputy project manager are sufficiently available and skilled to perform the requirements under this Agreement.

3.2

AMSC Austria and Inox shall use its reasonable endeavours to ensure that its project manager and deputy project manager remain the same until the First Production ECS or, if applicable, AMSC Production ECS are Accepted.

3.3	The Parties agree that the following process shall apply to the transfer of the Materials:
3.3.1	within sixty (60) days of the Effective Date, AMSC Austria shall provide to Inox the Materials; and
3.3.2	within fourteen (14) days of receipt of the Materials, the Parties shall jointly examine the Materials at Inox's notified address in India.
3.4

AMSC Austria shall provide the Materials electronically (by FTP transfer or other secure method of delivery) and Inox shall notify AMSC Austria of the receipt of the Materials. If the Materials received by Inox are not in accordance with the requirements of clause 10.2.3, AMSC Austria shall promptly remedy the breach.

3.5

After the receipt by AMSC Austria of the payment under clause 8.1.2, Inox may, upon reasonable notice and at its cost, request AMSC Austria for access to AMSC Romania’s facility (the “Facility”) to observe the ECS manufacturing process.

3.6

Access provided by AMSC Austria to the Facility shall be for a maximum of five employees of Inox and for a period of no longer than 10 working days, or in any other combination for an aggregate of 50 working man days. AMSC Austria shall provide reasonable co-operation whilst employees of Inox are present at the Facility.

3.7	Inox shall, and shall procure that its employees shall, observe all health and safety rules and regulations and any other security requirements that apply to the Facility.
3.8

AMSC Austria shall make available such further know-how relating to the manufacture of the Products as is necessary and reasonable to enable Inox to set up a manufacturing plant for the manufacture of the Products, with specific recommendations to cause the Products, any material components and the manufacturing process to conform to AMSC Austria’s requirements.

3.9

In the event that any deficiency, inaccuracy, error or other defect becomes apparent in any Technical Information supplied by AMSC Austria, or the manufacturing processes in relation to the Products, then AMSC Austria shall, supply and make appropriate revisions to the Technical Information and Materials (including provision of appropriate technical assistance and know-how), or make specific recommendations to modify the manufacturing processes, so that Inox is capable of achieving standardization in relation to the Product of the same specifications, quality, and efficiency as AMSC’s manufacturing practices outside India.

3.10	AMSC Austria and Inox agree that the following process shall apply to the transfer of the GL2010 Control Card Materials:
3.10.1	within ten (10) months of the Effective Date, AMSC Austria shall provide to Inox the GL2010 Control Card Materials; and

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

3.10.2

AMSC Austria shall provide the GL2010 Control Card Materials electronically (by FTP transfer or other secure method of delivery) and Inox shall notify AMSC Austria of the receipt of the GL2010 Control Card Materials.

3.11

If AMSC Austria develops any Improvements, it shall, as soon as reasonably practicable, notify Inox of any such Improvements and shall provide to Inox any materials, know-how, design and technical information, engineering data, design and engineering specifications and other information relating to such Improvements.

3.12

Except as provided below, AMSC Austria shall provide Inox with the details of three (3) suppliers in respect of each component of the ECS that AMSC Austria itself uses to purchase such component from (each an “Approved Supplier”). AMSC Austria shall provide Inox or each Approved Supplier, as the case may be, with all necessary manufacture and assembly documentation and other Technical Information to enable such Approved Supplier to manufacture and supply the relevant component to Inox. If, at the date of this Agreement or at any time thereafter, AMSC Austria has less than three (3) Approved Suppliers in respect of any component, if and when AMSC Austria purchases such component from any other Approved Supplier (a “New Approved Supplier”), it shall share the details of such New Approved Supplier with Inox, to ensure that at any point of time, Inox has access to as many, up to a maximum of three (3), Approved Suppliers for each component.

4.	OWNERSHIP and infringement
4.1

As between AMSC Austria and Inox, the Technology (and all rights in it) shall remain owned by AMSC Austria and Inox shall have no rights in or to the Technology other than those set out in this Agreement.

4.2	Inox shall, as soon as practicable, notify AMSC Austria in writing, giving particulars of information available with it, if any of the following matters comes to its attention:
4.2.1	any actual, suspected or threatened infringement of the Technology;
4.2.2	any actual, suspected or threatened unauthorised disclosure, misappropriation or misuse of the Technology; or
4.2.3	any other form of attack, charge or claim to which the Technology may be subject,

(each an “Attack”) unless the Attack is not capable of having any effect in relation to the ECS, its protection under applicable Intellectual Property Rights, or the carrying on of the acts licensed under this Agreement (an "Irrelevant Attack"). AMSC Austria shall, as soon as practicable, inform Inox in writing, giving particulars of information available with it, about any Attack which impacts or could be expected to impact, the rights of Inox under this Agreement.

4.3

If, in respect of any Attack (other than an Irrelevant Attack) in India or any other country in which Inox has established an ECS manufacturing facility relating to the Technology, AMSC Austria does not take action, within fifteen (15) Business Days of receiving notification from Inox pursuant to clause 4.2 or otherwise becoming aware of such an Attack, the following shall apply: subject to Inox having informed AMSC Austria or AMSC Austria having otherwise become aware, Inox may commence proceedings and may require AMSC Austria to lend its name and provide Inox with relevant documentation and information in relation to such proceedings and provide reasonable assistance, subject to Inox not settling the Attack, except with the consent of AMSC Austria, such consent not to be unreasonably withheld or delayed.  Inox shall bear the cost incurred by it of the proceedings referred to in this clause 4.3 and shall be entitled to retain all sums recovered in any such proceedings for its own account.

5.	ACCEPTANCE of FIRST production ECS
5.1	At least two weeks prior to the manufacture of the First Production ECS, Inox shall notify AMSC Austria of the date on which such manufacture is due to take place.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

5.2	Upon receiving notification from Inox in accordance with clause 5.1, AMSC Austria shall arrange for an employee or representative of AMSC Austria to attend the Inspection Test.
5.3	After the manufacture of the First Production ECS, Inox and AMSC Austria shall perform the Inspection Test.
5.4	When the First Production ECS successfully pass the Inspection Test, the First Production ECS shall be deemed to be Accepted.
5.5

If the First Production ECS is not Accepted, Inox shall provide AMSC Austria with full access to the First Production ECS and AMSC Austria shall analyse the reason for such failure. Within two weeks of such failure, AMSC Austria shall submit to Inox an assessment in writing of the reasons of such failure and set out in reasonable detail each of the steps to be taken to correct the deficiencies including changes necessary to components so that the failed ECS is Accepted. For this purpose, AMSC Austria shall send its representatives to Inox’s facility to supervise and assist in the implementation of the corrective measures. Within thirty (30) days of Inox’s receipt of the assessment, excluding the delivery time for components, if required, Inox shall complete the steps recommended by AMSC Austria in such assessment.  Inox shall provide AMSC Austria with full access to its facility and such assistance as AMSC Austria may reasonably require, including all components set out in the Materials and GL2010 Control Card Materials in accordance with the relevant Procurement Specification, as instructed by AMSC Austria to enable AMSC Austria to perform its obligations in this clause 5.5.

5.6

If after the implementation of the steps in clause 5.5 are complete, the First Production ECS is not Accepted, then, within thirty (30) days of such failure, excluding the delivery time for components, if required, AMSC Austria shall send its representatives to Inox’s facility to produce the AMSC Production ECS and make available such further know-how relating to the manufacture of the AMSC Production ECS as is necessary and reasonable to manufacture the AMSC Production ECS in accordance with AMSC Austria’s quality standards. Inox shall provide AMSC Austria with full access to its facility and such assistance as AMSC Austria may reasonably require, including the procurement of all components set out in the Materials and GL2010 Control Card Materials in accordance with the relevant Procurement Specification, as instructed by AMSC Austria.

5.7

When, after having followed the sequence of actions and processes set out in Clauses 5.5 and 5.6, the AMSC Production ECS successfully pass the Inspection Test, the AMSC Production ECS shall be deemed to be Accepted.

5.8

If there is dispute between the Parties relating to the failure of the First Production ECS or AMSC Production ECS to be Accepted, then the Parties shall resolve such dispute in accordance with the procedures set out in clause 27.

5.9	Within three (3) Business Days of either the First Production ECS or AMSC Production ECS being Accepted, Inox shall provide to the relevant Approved Bank the certificate detailed in clause 8.13.4(b).

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

6.	NOT USED
7.	Confidentiality
7.1

The receiving party (the “Receiving Party”) shall keep secret and confidential the Confidential Information provided to it by the other party (the “Disclosing Party”), provided that the Confidential Information may be disclosed to such:

7.1.1

directors and employees that need to know the Confidential Information in furtherance of the purposes of this Agreement. The Receiving Party shall ensure that such directors and employees are subject to confidentiality obligations which require them to keep the Confidential Information secret and confidential; and

7.1.2	in relation to Confidential Information provided by AMSC Austria to Inox only, third party vendors and suppliers of components of the ECS referred to in clause 2.3:
(a)

provided that: (i) Inox provides AMSC Austria with reasonable written notice of such disclosure; (ii) prior to such disclosure, makes such third party vendors and suppliers aware that the Confidential Information being disclosed by Inox is subject to the confidentiality obligations in this clause 7; and (iii) procures that such third party vendors and suppliers keep the Confidential Information being disclosed by Inox secret and confidential in accordance with the obligations in this clause 7; and

(b)	only to the extent necessary for, and for the sole purpose of, enabling such vendors and suppliers to supply relevant components of the ECS to Inox.
7.2	Clause 7.1 shall not apply to the extent that the Confidential Information:
7.2.1	was known or available on a non-confidential basis to the Receiving Party before it was disclosed to it by the Disclosing Party;
7.2.2	is or becomes generally available to the public (otherwise than through a breach of clause 7.1);
7.2.3	has been agreed by AMSC Austria and Inox to be not confidential;
7.2.4

is required to be disclosed by law, court order or any governmental or regulatory authority provided that, to the extent that the Receiving Party is legally permitted to and it is practically feasible to do so, it gives the Disclosing Party as much notice of such disclosure as possible and takes into account the lawful and reasonable requests of the Disclosing Party in relation to the content of such disclosure; or

7.2.5

is required to disclose to a bank, other financial institution or rating agency to the extent required in relation to the financing of the Receiving Party’s business activities, provided that the Receiving Party shall procure that such bank, other financial institution or rating agency, treats the Confidential Information as confidential on terms substantially the same as those in this clause 7.

7.3	The provisions of this clause 7 shall remain in force:
7.3.1	in respect of the Technology without limit of time; and
7.3.2	in respect of all other Confidential Information, for a period of;
(a)	three (3) years following the termination of this Agreement, where termination occurs pursuant to clause 12.4; or
(b)	five (5) years following the termination of this Agreement, where termination occurs for any reason other than clauses 12.2 or 12.3.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

8.	LICENCE FEES
8.1	In consideration of the Licence, and AMSC Austria's obligations in this Agreement, Inox shall pay to AMSC Austria a licence fee as follows:
8.1.1	USD$6,000,000 within 30 calendar days after execution of this Agreement;
8.1.2	USD$[**] within five (5) Business Days after delivery of the Materials to Inox;
8.1.3	USD$[**] within five (5) Business Days after delivery of the GL2010 Control Card Materials to Inox; and
8.1.4	USD$[**] upon the first to occur of either:
(a)	Inox providing to the relevant Approved Bank the certificate detailed in clause 8.13.4(b); or
(b)	subject to clause 8.2, fifteen (15) months from the Effective Date.
8.2

If during the first fifteen (15) months after the Effective Date, Inox notifies AMSC Austria that it is in material breach of this Agreement in accordance with clause 12.4, then whilst AMSC Austria is in such breach, the fifteen (15) month period set out in clauses 8.1.4(b) shall be extended by a period equal to the period from AMSC Austria’s receipt of notice from Inox pursuant to clause 12.4 until AMSC Austria has rectified such breach.

8.3	All sums payable by Inox under this Agreement shall be paid in US Dollars to the credit of a bank account to be designated in writing by AMSC Austria.
8.4

If Inox fails to pay within the relevant period specified in this Agreement any Licence Fees or any other sum (notified in writing) due to AMSC Austria under this Agreement, Inox shall on demand pay to AMSC Austria interest at the rate of [**] per cent per annum over the base lending rate of the Bank of England on such sum from the end of the relevant period up to the date of actual payment (after as well as before any judgment).

8.5	All Licence Fees and other sums payable under this Agreement include withholding taxes, and exclude any other taxes levied on or against Inox.
8.6

All amounts payable by Inox to AMSC Austria under this Agreement are gross amounts and shall include all taxes other than those levied on or against Inox, and in particular, include and are subject to the deduction of, withholding taxes which may be deducted pursuant to the laws of India. Inox undertakes to provide to AMSC Austria within a period of 90 days of making such payment and deduction of withholding tax, a certificate confirming such deduction.

8.7

Within 60 days of each Inox financial year, Inox shall provide to AMSC Austria the original tax receipt for each payment made by Inox to AMSC Austria pursuant to this Agreement to enable AMSC Austria to claim credit in its tax assessment for a tax deduction made pursuant to clause 8.6.

8.8

If Inox does not provide the original tax receipt in accordance with clause 8.7, then, within 21 days, Inox shall pay to AMSC Austria the withholding tax deducted pursuant to clause 8.6. Such payment shall not include any duties, charges, statutory fees, social insurances etc payable in India. All such duties, charges, statutory fees, social insurances etc shall be borne and paid by Inox. All duties, charges, statutory fees, social insurances etc payable outside of India, shall be borne and paid by AMSC Austria.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

8.9	NOT USED.
8.10	Within five (5) Business Days of payment made pursuant to clause 8.1.2, Inox shall provide the following irrevocable letters of credits in favour of AMSC Austria:
8.10.1

an irrevocable letter of credit amounting to USD$[**] advised through UniCredit Bank Austria AG (Burggasse 12, 9020 Klagenfurt, Austria) which Inox shall provide for payment to AMSC Austria for the instalment of the Licence Fees set out in clause 8.1.3 (the “GL2010 L/C”); and

8.10.2

an irrevocable letter of credit amounting to USD$[**] advised through UniCredit Bank Austria AG (Burggasse 12, 9020 Klagenfurt, Austria) which Inox shall provide for payment to AMSC Austria for the instalment of the Licence Fees set out in clause and 8.1.4 (the “Final L/C”).

8.11	The GL2010 L/C shall be based on the following terms and the GL2010 L/C shall be according to UCP 600:
8.11.1	Date of expiry: LATEST (date latest fifteen (15) months after the Effective Date)
8.11.2	Drafts at: AT SIGHT
8.11.3	Drawee: Approved Bank according to Schedule 4
8.11.4	Field 46A – Documents required:
(a)	Commercial Invoice in 1 original and 3 copies; and
(b)	Receipt Form in 1 original and 1 copy issued by the beneficiary and stamped/signed by the applicant confirming that the GL2010 Control Card Materials have been received.
8.11.5	Field 47A – Additional conditions:
(a)	partial payments/utilisations not allowed; and
(b)

GL2010 L/C is payable against presentation of GL2010 L/C conform documents according to Field 46A, but not later than fifteen (15) months after the Effective Date against the presentation of Commercial Invoice in 4 copies only issued for total/balance of GL2010 L/C amount.

8.12	The GL2010 L/C may be drawn down by AMSC Austria upon the provision by either AMSC Austria or Inox of the Receipt Form stamped/signed by Inox to the Approved Bank.
8.13	The Final L/C shall be based on the following terms and the Final L/C shall be according to UCP 600:
8.13.1	Date of expiry: LATEST (date latest fifteen (15) months after the Effective Date)
8.13.2	Drafts at: AT SIGHT
8.13.3	Drawee: Approved Bank according to Schedule 4
8.13.4	Field 46A – Documents required:
(a)	Commercial Invoice in 1 original and 3 copies; and
(b)

Certificate in 1 original and 1 copy issued by the beneficiary and stamped/signed by the applicant confirming that all ECS in the First Production ECS or, if applicable, the AMSC Production ECS have been Accepted.

8.13.5	Field 47A – Additional conditions:
(a)	partial payments/utilisations not allowed; and

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

(b)

Final L/C is payable against presentation of Final L/C conform documents according to Field 46A, but not later than fifteen (15) months after the Effective Date against the presentation of Commercial Invoice in 4 copies only issued for total/balance of Final L/C amount.

8.14	The Final L/C may be drawn down by AMSC Austria upon the earlier to occur of either:
8.14.1	Inox providing to the Approved Bank certification that the First Production ECS or AMSC Production ECS have been Accepted; or
8.14.2	fifteen (15) months from the Effective Date.
9.	Reporting procedures and compliance
9.1	Inox shall provide to AMSC Austria in respect of each Quarterly Period, a self-certified statement of;
9.1.1	the number of Products manufactured by Inox; and
9.1.2	the number of Products Supplied by Inox

the statements for each Quarterly Period to be supplied within 30 days after the end of such Quarterly Period.

9.2

Inox shall provide to AMSC Austria a certificate from Inox’s statutory auditors or an independent chartered accountant certifying the number of Products manufactured and Supplied by Inox (a) once a year for the preceding financial year within 60 days following the end of the relevant financial year, and (b) on request, which may be made in respect of any Quarterly Period.

10.	warranties
10.1

Each of AMSC Austria and Inox warrants to the other that it has full power and authority to enter into and carry out the actions contemplated under this Agreement, and that its entry into and performance under the terms of this Agreement will not cause it to be in breach of any obligation to any third party.

10.2	Each of AMSC and AMSC Austria represents and warrants:
10.2.1

that all intellectual property rights licensed to Inox under this Agreement are owned by or licensed to AMSC Austria, that AMSC Austria has the right to grant Inox all of the rights under this Agreement, and that such grant does not violate the rights of any third party;

10.2.2

there are no notices, lawsuits, claims, demands or any type of litigation, judicial or extra-judicial, regarding the ownership of any Intellectual Property Rights licensed to Inox under this Agreement which in any way could affect Inox's rights under this Agreement; and

10.2.3

that the Materials, GL2010 Control Card Materials and Technical Information, provided by AMSC Group to Inox pursuant to this Agreement are the materials and information currently utilised by AMSC Group to manufacture and assemble ECS and its use by Inox shall enable Inox to manufacture the ECS according to the same specifications, quality and efficiency as being manufactured and supplied by AMSC Group; and

10.2.4

that the steps and tests contemplated in the Inspection Test shall be no less stringent and comprehensive than the equivalent steps and tests for the manufacture of the Products undertaken by AMSC at its facilities outside India.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

10.3

Each of AMSC and AMSC Austria represents and warrants to Inox that, as of the Effective Date, to the best of its knowledge, after making reasonable enquiries and exercising due diligence, Inox's use of any of the intellectual property rights granted in the Licence will not infringe the patent and/or any intellectual property rights of any third party. AMSC and AMSC Austria's sole liability for breach of this representation and warranty shall be as set forth in clause 11.4.

11.	Liability and indemnities
11.1	The Parties agree that the exclusions and limitations of liability set out in this clause 11 apply to AMSC as well as AMSC Austria.
11.2

Save in relation to claims of IPR infringement, AMSC Austria shall be liable to Inox for any breach under this Agreement, and shall indemnify and hold Inox harmless for any such breach. AMSC Austria shall be so liable regardless of whether such breach occurred by AMSC Austria directly, or by any persons used by AMSC Austria to perform its obligations under this Agreement. This indemnification is subject to the limitation of liability set forth in clause 11.3.

11.3

Save in relation to claims of IPR infringement, AMSC and AMSC Austria's aggregate liability to Inox, whether in contract, tort (including negligence), breach of warranty or otherwise, arising out of, connected with, or resulting from this Agreement (including any liability arising under any indemnification obligation contained in this Agreement) and regarding any and all third party claims and liabilities against Inox as a result of a breach of this Agreement by AMSC or AMSC Austria shall not exceed the Licence Fees paid by Inox to AMSC Austria.

11.4

Subject to the limitation of liability set forth in clause 11.5, AMSC Austria shall indemnify, defend and hold harmless Inox in connection with claims, liabilities, damages, expenses, judgments and losses (including reasonable attorney fees) arising from a third party claim of infringement or alleged infringement of any intellectual property right as a result of Inox's use of the Technology, provided Inox provides to AMSC Austria written notice within 15 Business Days of any such claim and such assistance as AMSC Austria reasonably requires. AMSC Austria shall not be required to indemnify, defend and hold harmless Inox to the extent that any claim of infringement or alleged infringement is based upon:

11.4.1	use of equipment or software not supplied or specified by AMSC Austria where such use causes such infringement; or
11.4.2	infringement caused by non-compliance with AMSC Austria’s designs, specifications or documentation; or
11.4.3	infringement caused by modifications of the ECS without AMSC Austria’s consent; or
11.4.4	a third party patent right, which AMSC Austria offered to sub-license to Inox at no cost to Inox, but Inox refused in writing.

The Parties agree that the rights and remedies set out in this clause 11.4 shall be Inox’s sole right and remedy under this Agreement in the event of an IPR infringement claim.

11.5

The Parties acknowledge and accept that, in the case of claims for IPR infringement, the total liability of AMSC and AMSC Austria under this Agreement and the ECS Supply Agreement together and in aggregate shall be limited to the Licence Fees paid by Inox to AMSC Austria under this Agreement.

11.6

Except for direct damages and loss of profits, in no event shall AMSC or AMSC Austria be liable for any consequential, incidental, special, multiple or punitive damages, whether in contract, tort (including negligence), breach of warranty or otherwise, arising out of, connected with, or resulting from this Agreement including the performance or non-performance under this Agreement, even if AMSC and AMSC Austria (or either of them) have been advised of the possible or actual existence of such damages.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

11.7

Inox shall permit AMSC Austria to exercise control over the negotiation, litigation, and settlement of any third party claim made against Inox in relation to which AMSC Austria has agreed to provide an indemnity under this Agreement, provided the amount claimed is within the limit of liability as set forth in clause 11.3. In all other cases where the liability falls outside the limit set forth in clause 11.3, the control over the negotiations, litigation and settlement of any claim shall be exercised exclusively by Inox. In respect of any third party claims of infringement or alleged infringement of any intellectual property right as a result of Inox's use of the Technology referred to in clause 11.4, and where Inox has control over the negotiations, litigation and settlement of such claim in accordance with this clause 11.7, Inox will exercise control in consultation with AMSC Austria, save where there is a counterclaim by AMSC Austria asserting an AMSC Austria patent or any other intellectual property right, in which case AMSC Austria shall exercise control solely over such counterclaim by AMSC and any defenses thereto in consultation with Inox.

11.8	After either the First Production ECS or AMSC Production ECS have been Accepted:
11.8.1

AMSC Austria and AMSC shall be deemed to be released from all of their obligations set out in clauses 3.4, 3.8, 3.9, 5.5, 5.6 and 10.2.3 of this Agreement (“Released Obligations”) together with any and all claims and / or liability arising in relation thereto; and

11.8.2	Inox shall not be entitled to make any claims that it has, had or may have in the future against AMSC Austria or AMSC in relation to the Released Obligations.
11.9	Notwithstanding any other clause or provision in this Agreement, nothing in this Agreement shall have the effect of excluding or limiting any liability for:
11.9.1	death or personal injury caused by a Party’s negligence;
11.9.2	fraud or fraudulent misrepresentation; or
11.9.3	any liability which cannot be excluded or limited by applicable law.
12.	Duration and termination
12.1	This Agreement shall come into force on the Effective Date and shall remain in force unless terminated in accordance with clause 12.2, 12.3 or 12.4.
12.2	If AMSC Austria terminates the 2009 TTLA pursuant to Article 11.1(c) of the 2009 TTLA, then this Agreement shall terminate immediately.
12.3

Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, AMSC Austria may terminate this Agreement with immediate effect by giving written notice to Inox:

12.3.1	if Inox:
(a)	exceeds the number of ECS permitted to be manufactured by Inox under clause 2.5, by more than [**], for each financial year; or
(b)	commits a wilful breach of clause 7 which has a material adverse effect on the business of AMSC or AMSC Austria; or
(c)	commits a breach of clauses 8.1.1 to 8.1.4; or
(d)	reverse engineers the software; or
(e)	uses the Technology for a purpose outside the scope of the Licence;

and (if such breach is remediable) fails to remedy that breach within 90 days (or other such longer period as shall be agreed between the Parties in writing) of being notified by AMSC Austria in writing to do so; or

12.3.2	if AMSC terminates the ECS Supply Agreement pursuant to either clause 19.1 or 19.2 of the ECS Supply Agreement.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

12.4

Without prejudice to any rights that have accrued under this Agreement, Inox may (at its option) terminate this Agreement with immediate effect by giving written notice to AMSC Austria if AMSC Austria commits a material breach of this Agreement and (if such breach is remediable) fails to remedy that breach within 90 days (or other such longer period as shall be agreed between the Parties in writing) of being notified by Inox in writing to do so.

13.	Effect of termination
13.1

The termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination, and including the right to be paid any sums that have become due and payable as of the date of termination but that remain outstanding.

13.2	On termination of this Agreement:
13.2.1	by AMSC Austria, for the reasons set out in clause 12.3 or pursuant to clause 12.2, all rights and licences granted pursuant to this Agreement shall cease;
13.2.2

by AMSC Austria, for the reasons set out in clause 12.3 or pursuant to clause 12.2, Inox shall immediately cease to use the Technology, save that Inox may: (i) complete the manufacture / assembly of the Products which are in the course of manufacture or assembly on the Termination Date; (ii) continue to manufacture / assemble the Products for the purpose of complying with Inox’s customer warranty obligations regarding the Wind Turbines; and (iii) continue to service and replace any Products under third party arrangements between Inox and its customers existing at the Termination Date;

13.2.3

by AMSC Austria, for the reasons set out in clause 12.3 or pursuant to clause 12.2, Inox shall offer to AMSC Austria the opportunity to purchase, for market rates, all stocks of the Products in its possession and all the Products in the course of assembly at the Termination Date. If within seven (7) days of such offer AMSC Austria refuses to purchase such Products or does not respond to Inox, then (subject to the payment of outstanding and undisputed Licence Fees in accordance with clause 8) Inox may dispose of, or utilise for its operations, all stocks of such Products;

13.2.4

by AMSC Austria, for the reasons set out in clause 12.3 or pursuant to clause 12.2, AMSC Austria shall not, for the avoidance of doubt, be obliged to refund the Licence Fees paid by Inox under this Agreement;

13.2.5

by Inox, for the reasons set out in clause 12.4, AMSC shall refund to Inox the License Fees paid provided that the Parties agree and acknowledge that such refund shall satisfy in full any and all claims and liabilities of AMSC and AMSC Austria, whether in contract, tort (including negligence), breach of warranty or otherwise, arising out of, connected with, or resulting from this Agreement, together with any and all claims and liabilities of AMSC under Section 20.2 of the ECS Supply Agreement;

13.2.6	subject to Inox retaining information necessary for the purpose of clause 13.2.2, Inox shall promptly return to AMSC Austria:
(a)	the Materials and, if applicable, the GL2010 Control Card Materials made available to Inox under this Agreement (and any copies made) in its possession or control; and
(b)	any and all information, whether or not technical, (and any copies made) in its possession or control and which is subject to the confidentiality obligations in clause 7.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

13.2.7

clauses of this Agreement which are expressed to survive or operate in the event of termination shall continue in force. Additionally, the following clauses shall survive termination and continue in force: clause 7 (Confidentiality), clause 11 (Liability and Indemnities), clause 13 (Effect of Termination), clause 15 (Anti-Corruption), clause 16 (Non-Solicitation), clause 26 (Notices), clause 27 (Dispute Resolution Procedure) and clause 28 (Governing Law and Jurisdiction).

14.	EXPORT CONTROLS
14.1

Inox shall not export, directly or indirectly, the Technology licensed under this Agreement, or the Products or Software in breach of any applicable laws or regulations (“Export Control Laws”), including United States export laws and regulations, to any country for which the government or any agency thereof at the time of export requires an export licence or other governmental approval without first obtaining such licence or approval.

14.2	Inox shall:
14.2.1	contractually oblige any third party to whom it discloses or transfers the Technology, the Products or Software to make an undertaking to it in similar terms to the one set out in clause 14.1; and
14.2.2

if requested, to provide AMSC Austria with any reasonable assistance, at the reasonable cost of AMSC Austria, to enable it to perform any activity required by any competent government or agency in any relevant jurisdiction for the purpose of compliance with any Export Control Laws.

14.3	AMSC Austria shall be responsible for obtaining all approvals under the Export Control Laws that are required for AMSC Austria entering into and performing its obligations under this Agreement.
15.	ANTI-CORRUPTION
15.1

With respect to laws relating to corruption, commercial bribery, and money laundering, Inox represents and warrants that no part of any profits obtained by it in connection with this Agreement will be:

15.1.1

directly or indirectly paid, offered, transferred, or given to any official, representative, or employee of any government, government agency, or instrumentality for the purpose of obtaining or retaining business for or with, or directing business to, any person or company (such as, AMSC Austria); or

15.1.2	otherwise used for any purpose which would violate the U.S. Foreign Corrupt Practices Act or any other laws, regulations, and standards of the U.S., United Kingdom or other applicable countries.
15.2	Inox agrees to indemnify and hold AMSC Austria harmless from, or in connection with, any violation of the provisions of this clause 15 by Inox or its employees, consultants, agents, or customers.
16.	NON-SOLICITATION
16.1

Neither AMSC Austria or Inox shall (except with the prior written consent of the other party) directly or indirectly solicit or entice away (or attempt to solicit or entice away) from the employment of that other party any person employed or engaged by such other party and involved with any obligation under this Agreement, at any time during the Term or for a further period of 12 months after the expiration or termination of this Agreement.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

17.	Assignment and other dealings
17.1

Neither AMSC Austria nor AMSC shall, without the prior written consent of Inox, not to be unreasonably withheld or delayed, assign, transfer, mortgage, charge or deal in any other manner with any or all of their rights or obligations under this Agreement.

17.2

Inox shall not, without the prior written consent of AMSC Austria, not to be unreasonably withheld or delayed, assign, transfer, mortgage, charge or deal in any other manner with any or all of its rights or obligations under this Agreement, save and except, Inox may create encumbrances over its rights under this Agreement and the Licence to the extent required pursuant to the terms of its financing obligations to third party lenders or any scheduled commercial banks in India.

18.	Waiver
18.1	A Party can only waive a right or remedy provided in this Agreement or by law by express written notice.
18.2	If a Party delays or fails to exercise any power, right or remedy under this Agreement, this will not operate as a waiver of that power, right or remedy, nor will it impair or prejudice it.
18.3	Any single or partial exercise or waiver of any power, right or remedy will not preclude its further exercise or the exercise of any other power, right or remedy.
18.4

Except as expressly provided in this Agreement, the rights and remedies of each of the Parties under or pursuant to this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

19.	Entire agreement
19.1

This Agreement contains the whole agreement between the Parties relating to the matters contained in this Agreement and supersedes any previous agreement (whether oral or in writing) between the Parties.

19.2	Except as required by statute, no terms will be implied (whether by custom, usage, course of dealing or otherwise) into this Agreement.
19.3

Each Party acknowledges that in entering into this Agreement it has not relied on any express or implied representation (including any made negligently), assurance, undertaking, collateral agreement, warranty or covenant which is not set out in this Agreement.

19.4

In connection with the subject matter of this Agreement, each Party waives all rights and remedies (including any right or remedy based on negligence) which might otherwise be available to it in respect of any express or implied representation, assurance, undertaking, collateral agreement, warranty or covenant which is not set out in this Agreement.

19.5	For the avoidance of doubt, nothing in this clause 19 limits or excludes any liability for fraud or fraudulent misrepresentation.
20.	Variation

No variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

21.	Severance and Further assurance
21.1

Each of the provisions of this Agreement is distinct and severable from the others. If at any time one or more of those provisions is or becomes invalid, unlawful or unenforceable (whether wholly or partly), the validity, lawfulness and enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired in any way.

21.2

Each of the Parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be reasonably required to implement and/or give effect to this Agreement and the transaction contemplated by it for the purpose of vesting in Inox the full benefit of the Technology, Technical Information, Materials, GL2010 Control Card Materials and any related know-how, assets, rights and benefits to be provided to Inox under this Agreement.

22.	Counterparts

The Parties may execute this Agreement in any number of counterparts, each of which when executed and delivered will be an original but all of which when taken together will constitute one agreement.

23.	Third Party rights

Except as expressly stated in this Agreement, a person who is not a Party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

24.	No partnership or agency

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between the Parties, constitute either Party the agent of the other Party, nor authorise either Party to make or enter into any commitments for or on behalf of the other Party.

25.	Force majeure
25.1

Neither Party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement (other than a Party’s obligation to pay money) if such delay or failure results from any event or circumstance outside that Party's reasonable control which has not been caused or materially contributed to by that Party, including an act of God, lightning strikes, earthquakes, floods, storms, explosions, fires and any natural disaster, acts of war, acts of terrorism, riots, civil commotion, malicious damage, sabotage, revolution, strikes, lockouts or industrial actions of any type, failure of supply from a third party, government regulation, requirement or seizure under any legal process or any other restraint by a governmental agency (a “Force Majeure Event”).

25.2

If a Force Majeure Event affects a Party’s ability to comply with its obligations under this Agreement, then the affected Party's obligations under this Agreement shall be suspended whilst the Force Majeure Event continues and to the extent that the affected Party is prevented, hindered or delayed and the time for performance shall be extended by a period equivalent to the period during which performance of the obligation has been delayed or failed to be performed, provided the affected Party shall notify the other in writing of the Force Majeure Event as soon as possible after the date on which the Force Majeure Event started and shall take all reasonable steps to mitigate the effect of the Force Majeure Event and if the period of delay or non-performance continues for six months or more, the Party not affected may terminate this Agreement by giving 14 days written notice to the other Party. The Party invoking the Force Majeure shall use all reasonable efforts to remedy the situation as far as possible and subject thereto, will comply with its obligations hereunder. The Party invoking the Force Majeure Event shall give prompt notice of the cessation of the Force Majeure Event and the cause thereof.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

26.	Notices
26.1	All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given if, in English and sent by:
26.1.1	an internationally recognised overnight courier for next available business day delivery, freight prepaid, with written confirmation of receipt, three Business Days after deposit with such courier;
26.1.2	personal delivery, upon such delivery (or refusal to accept the same); or
26.1.3	any other method, upon actual receipt.
26.2	All such notices and other communications shall be sent to a Party at the following address:

AMSC Austria:

Attn: Mr Michael Messner

AMSC Austria

Lakeside B08

9020 Klagenfurt

Austria

Fax No.: +43 (643) 444 604 - 44

With a copy to:

AMSC:

Attn:  Mr. John Samia

AMSC

64 Jackson Road

Devens, Massachusetts

USA 01434

Fax No.: +1 (978) 842 3050

Inox:

Attn: Mr Rajeev Gupta

Inox Wind Limited

INOX Towers, 17 Sector-16A

Noida, Uttar Pradesh 201301

India

Fax No.: +91 120 3063-610-12

or as otherwise specified by the relevant Party by notice in writing to each other Party.

26.3	A notice required to be given under this Agreement shall not be validly given if sent by e-mail.
27.	Dispute resolution procedure
27.1	Resolution by Executive Officers
27.1.1

Any dispute, controversy, or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims) (each, a “Dispute”), shall first be submitted to the Chief Executive Officers of each Party for resolution.  The Parties’ respective Chief Executive Officers shall attempt, in good faith for a period of not less than 30 days (during which time the Parties shall, unless the Dispute in question is earlier resolved, use their best endeavours to hold at least one in-person meeting between the Parties’ respective Chief Executive Officers), to resolve the Dispute through discussions and negotiations between them.  If the Dispute in question remains unresolved upon expiration of such 30 day period (regardless of whether a meeting

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

between the Parties’ respective Chief Executive Officers has occurred prior to such expiration), may submit such Dispute to non-binding mediation as set forth in clause 27.2 (but no Party may refer such Dispute to any court or arbitral tribunal without first submitting the Dispute to such non-binding mediation).

27.2	Non-Binding Mediation
27.2.1

Mediation of the Dispute referenced in clause 27.1 shall take place under the auspices of the London Court of International Arbitration (the “LCIA”) and in accordance with the LCIA Mediation Rules (which rules, as modified by the provisions of this Agreement, are deemed to be incorporated by reference into this clause 27.2)

27.2.2	Notwithstanding clause 27.2.1 the mediation, and any associated mediation conferences, shall be conducted:
(a)	in London, England, in the English language, on the basis of written briefing of the issues in dispute and with the mediation session conducted in the course of a single day;
(b)	by a single mediator who shall be:
(i)

a lawyer licensed to practice law in England, with not less than 15 years’ experience in the renewable energy industry (of which not less than five years’ experience must have been in the wind power industry); or

(ii)

if an individual with such qualifications is not available to serve as the mediator, then a lawyer licensed to practice law in England selected by the LCIA who possesses qualifications that are as close as reasonably practicable to those specified in clause 27.2.2(b)(i).

27.2.3	All matters relating to the mediation proceedings (including any and all information and materials used in connection with such mediation) shall be:
(a)	held in trust and confidence by the mediator and the LCIA personnel involved; and
(b)	subject to the provisions of clause 7 as confidential information of each of the Parties.
27.2.4

If the mediation does not occur, or is not completed, within 30 days after the applicable Dispute is first submitted to mediation, either Party may refer the Dispute to binding arbitration in accordance with clause 27.3.

27.3	Arbitration
27.3.1

Each of the Parties hereby submits to the jurisdiction of the LCIA.  Any Dispute referenced in clauses 27.1 and 27.2 shall (to the extent it is not resolved pursuant to, and during the time periods set forth in, clause 27.1 or 27.2) be referred to and finally resolved by binding arbitration in accordance with the LCIA Arbitration Rules and the IBA Rules on the Taking of Evidence in International Arbitration (which Arbitration Rules and IBA Rules, as modified by the provisions of this Agreement, are deemed to be incorporated by reference into this clause 27.3.  The tribunal shall consist of one arbitrator; the seat, or legal place, of the arbitration shall be London, England; and the language of the arbitration shall be English.

27.3.2

Notwithstanding clause 27.3.1, however, and to the maximum extent permissible under the LCIA Arbitration Rules, the following provisions (which may not be modified by the arbitrator without the approval of each of the Parties) shall apply to the conduct of such arbitration:

(a)

the arbitrator shall be a lawyer licensed to practice law in England, with not less than twenty 20 years’ experience in business and company law and not less than 10 years’ experience in private practice (as opposed to governmental, academic or in-house employment) focused on business and commercial transactions;

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

(b)

The Parties agree and undertake to take all actions and cooperate towards resolving any Dispute under this Agreement in the most expedient and efficient manner possible. All arbitration proceedings, information and materials used or submitted in connection with the arbitration, and the decisions and findings of the arbitrator shall be:

(A)	held in trust and confidence by the arbitrator and the LCIA personnel involved; and
(B)	subject to the provisions of clause 7 as confidential information of each of the Parties.
27.3.3

The arbitral award shall be in writing in the English language and shall be rendered by the arbitrator within 60 days after the date of oral argument, unless the arbitrator furnishes the Parties with a written statement to the effect that the arbitral award may not reasonably be rendered within such time period and the arbitrator requires additional time to render the award.

27.3.4

The arbitrator may proceed to render an award notwithstanding a Party’s failure to submit any one or more briefs or any supporting documentation, to participate or be present for oral argument or otherwise to participate in, or cooperate with, the arbitral proceeding.

27.4	Interim Relief and Expenses

The arbitrator may grant interim relief, including to protect trade secrets and other confidential or proprietary information and provide for security for a prospective monetary award.  The prevailing Party (as designated by the arbitrator) shall be entitled to an award of reasonable legal fees and costs incurred in connection with the arbitration, in such amount as may be determined by the arbitrator.

27.5	Award

The award of the arbitrator shall be final and binding upon the Parties and, subject to the provisions of this clause 27, shall be the sole and exclusive remedy of the Parties enforceable in any court of competent jurisdiction.  Notwithstanding anything contained in this clause 27 to the contrary, however, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in a case of urgency where the arbitral tribunal constituted hereunder is unable to act effectively, in order to seek and obtain injunctive or other similar relief in aid of arbitration.

28.	Governing law and jurisdiction
28.1

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

28.2

Subject to clause 27, the Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

29.	JOINT AND SEVERAL LIABILITY

AMSC Austria and AMSC shall be jointly and severally liable for any breach of the warranties set out in clauses 10.2 and 10.3 and the liability under clause 11.  Except as set forth in the foregoing sentence, AMSC shall have no other liability under this Agreement.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

This Agreement has been entered into on the date stated at the beginning of it.

SIGNED for and on behalf of by		)	SIGNED for and on behalf of by	)
AMSC AUSTRIA GMBH by		)	INOX WIND LIMITED by	)

Signature	/s/ Michael Messner		Signature	/s/ Deepak Asher

Print name	Michael Messner		Print name	Deepak Asher

Position	GM		Position	Director
	16.12.15			16/12/2015

SIGNED for and on behalf of by		)
AMERICAN SUPERCONDUCTOR		)
CORPORATION by		)

Signature	/s/ James Maguire

Print name	James Maguire

Position	EVP - Operations
December 16, 2015

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

SCHEDULE 1

ECS

#	ELECTRIC CONTROL SYSTEM	units per WEC	Scope of supply	NOT scope of supply
1	#HC400/410/420 Hub Cabinets including Pitch Motor	1 set

1 set consist of:

-  1pcs hub cabinet +HC400

-  1pcs hub cabinet +HC410

-  1pcs hub cabinet +4HC420

each hub cabinet includes pitch converter with IO’s, heater, service switch and service plug

- 3 pcs pitch motors including cables for motor and speed feedback connection. Each pitch motor with free wheel system, brake and speed feedback.

-     Industrial connector

- additional distribution terminal boxes, cables and industrial plugs between the cabinets, terminal boxes and auxiliary drives and sensors
2	+OVP400 Overvoltage Protection Cabinet complete	1 off	fully assembled and tested cabinet. cabinet includes: - lightning protection (acc. lightning protection system) - industrial connectors	- additional distribution terminal boxes, cables and industrial plugs between the cabinets, terminal boxes and auxiliary drives and sensors
3	+NC300/310 Nacelle Cabinet complete	1 off

fully assembled and tested cabinet.

cabinet includes:

-     auxiliary power supply

-     auxiliary control and protection

-     contactors and relays

-     PLC IO’s

-     control panel

-     YAW converter

-     lightning protection (acc. lightning protection system)

-     UPS power supply 24VDC with batteries

-     service switch and service plug

-     service box

-     connection terminals

- additional distribution terminal boxes, cables and industrial plugs between the cabinets, terminal boxes and auxiliary drives and sensors

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

#	ELECTRIC CONTROL SYSTEM	units per WEC	Scope of supply	NOT scope of supply
4	+CC100/101 Converter Cabinet complete	1 off

fully assembled and tested cabinet.

cabinets includes:

-     AMSC power module

(PM300xW with pre charge unit)

-     PLC IO’s with CAN Interface

-     filter capacitors and resistors

-     crowbar unit

-     generator and line choke

-     contactors and relays

-     stator breaker

-     line contactor

-     air to water heat exchanger

-     water cooling distribution

-     total power measurement

-     lightning protection (acc. lightning protection system)

-     connection terminals

- additional distribution terminal boxes, cables and industrial plugs between the cabinets, terminal boxes and auxiliary drives and sensors - external water cooling unit
5	+TBC100 Tower Base Cabinet complete	1 off

fully assembled and tested cabinet.

cabinet includes:

-     auxiliary control and protection

-     contactors and relays

-     PLC IO’s and CPU

-     UPS power supply 24VDC with batteries

-     service switch

-     control panel

-     connection terminals

- additional distribution terminal boxes, cables and industrial plugs between the cabinets, terminal boxes and auxiliary drives and sensors

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

Schedule 2

Handover Protocol of Materials

We herewith declare having received the following documents

Name of Documents	Type of Documents	CONFIDENTIAL
Production Cabinet Work Cell & Power Layout Drawing	pdf	YES
Production PM3000 Converter Work Cell & Power Layout Drawing	pdf	YES
Defective Materials Review Board Disposition Procedure	pdf	YES
Bar Code Scanning Equipment Requirements Document	pdf	YES
System Diagnostic Trouble Shooting Manual	pdf	YES
Configuration and compatibility chart for different make of components with applicable ECS versions	pdf	YES
Hub Cabinets including Hub Control Cabinets andPitch Motor	-	-
Bill Of Materials including procurement specifications and data sheets	pdf	YES
Parts Sourcing File	pdf	YES
Incoming Inspection Checklist	pdf	YES
WIP Quality Checklist	pdf	YES
Final Assembly Quality Checklist	pdf	YES
Detailed Work Instructions	pdf	YES
Wiring Diagram	pdf	YES
Test Procedure	pdf	YES
Test Fixture Requirements Document including parts sourcing list of testing jig	pdf	YES
Work Cell Tool List	pdf	YES
Assembly Moving Fixture Drawing	pdf	YES
Nacelle Cabinet +NC300 / +NC310	-	-
Bill Of Materials including procurement specifications and data sheets	pdf	YES
Parts Sourcing File	pdf	YES
Incoming Inspection Checklist	pdf	YES
WIP Quality Checklist	pdf	YES
Final Assembly Quality Checklist	pdf	YES
Detailed Work Instructions	pdf	YES
Wiring Diagram	pdf	YES
Test Procedure	pdf	YES
Test Fixture Requirements Document including parts sourcing list of testing jig	pdf	YES
Work Cell Tool List	pdf	YES
Assembly Moving Fixture Drawing	pdf	YES
Converter Cabinet +CC100 / +CC101 [**] and [**]	-	-
Bill Of Materials including procurement specifications and data sheets	pdf	YES
Parts Sourcing File	pdf	YES
Incoming Inspection Checklist	pdf	YES
WIP Quality Checklist	pdf	YES

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

Final Assembly Quality Checklist	pdf	YES
Detailed Work Instructions	pdf	YES
Wiring Diagram	pdf	YES
Test Procedure	pdf	YES
Test Fixture Requirements Document including parts sourcing list of testing jig	pdf	YES
Work Cell Tool List	pdf	YES
Assembly Moving Fixture Drawing	pdf	YES
PM3000 Converter	-	-
Bill Of Materials including specifications and data sheets	pdf	YES
Parts Sourcing File	pdf	YES
Incoming Inspection Checklist	pdf	YES
WIP Quality Checklist	pdf	YES
Final Assembly Quality Checklist	pdf	YES
Detailed Work Instructions	pdf	YES
Wiring Diagram	pdf	YES
Test Procedure	pdf	YES
Test Fixture Requirements Document including parts sourcing list of testing jig	pdf	YES
Work Cell Tool List	pdf	YES
Assembly Moving Fixture Drawing	pdf	YES
Tower Base Cabinet +TBC100 Internal Power Supply Cabinet +IPS100	-	-
Bill Of Materials including procurement specifications and data sheets	pdf	YES
Parts Sourcing File	pdf	YES
Incoming Inspection Checklist	pdf	YES
WIP Quality Checklist	pdf	YES
Final Assembly Quality Checklist	pdf	YES
Detailed Work Instructions	pdf	YES
Wiring Diagram	pdf	YES
Test Procedure	pdf	YES
Test Fixture Requirements Document including parts sourcing list of testing jig	pdf	YES
Work Cell Tool List	pdf	YES
Assembly Moving Fixture Drawing	pdf	YES
Over Voltage Protection Cabinet +OVP400	-	-
Bill Of Materials including procurement specifications and data sheets	pdf	YES
Parts Sourcing File	pdf	YES
Incoming Inspection Checklist	pdf	YES
WIP Quality Checklist	pdf	YES
Final Assembly Quality Checklist	pdf	YES
Detailed Work Instructions	pdf	YES
Wiring Diagram	pdf	YES
Test Procedure	pdf	YES
Test Fixture Requirements Document	pdf	YES
Work Cell Tool List	pdf	YES
Assembly Moving Fixture Drawing	pdf	YES

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

Control Card PM3000 GL2003 (AMSC to provide):

•	Programming tool
•	Debugging Device
•	Power Visum Lite (Software tool)

Remarks:

•	Overall testing procedures which are used by AMSC Austria are part of the Materials
•	BOM includes mechanical and electrical manufacturing details

Date:

Place:

Name:

Signature:

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

SCHEDULE 3

Inspection Test

Cabinet Type / AMSC ID		Cabinet Serial No.
Wind Turbine Type		Manufacturer
Operating Voltage		Wiring Diagram
Control Voltage		Customer

Dimension (W x H x D)	x x	Degree of Protection	IP
Weight	kg	Coating
Contract Order

No	Checks according to IEC 61439-1 clause 11	Pass	Fail	Comment
1.01	degree of protection of enclosure (clause 11.2.)	☐	☐
1.02	clearances and creepage distances (clause 11.3.)	☐	☐
1.03	protection against electric shock and integrity of protective circuits (clause 11.4.)	☐	☐
1.04	incorporation of built-in components (clause 11.5.)	☐	☐
1.05	internal electrical circuits and connections (clause 11.6.)	☐	☐
1.06	terminals for external conductors (clause 11.7.)	☐	☐
1.07	mechanical operation (clause 11.8.)	☐	☐
1.08	dielectric properties (clause 11.9.)	☐	☐
1.09	wiring, operational performance and function (clause 11.10.)	☐	☐

Person responsible	Chop & Signature	Date

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

SCHEDULE 4

Approved Bank

ICICI Bank Limited (Vadodara Branch)

Landmark, Race Course Circle

Vadodara – 390007

Gujarat

YES Bank Ltd.

102/103, CG Centre

CG Road, Panchwati

Ahmedabad – 380009

IDBI Bank Ltd.

46A, Gautam Nagar

Race Course Road

Vadodara – 390009

Axis Bank Ltd.

B-2 & B-3, Sector 16

Noida Main Branch

Noida

HDFC Bank Ltd.

6th Floor, Midway Heights

Nr. Panchmukhi Hanuman Temple

Kala Ghoda, Raopura

Vadodara – 390001

ING Vysya Bank Ltd.

Plot No. C-12, G Block, 8th Floor

BKC, Bandra (East)

Mumbai – 400051

State Bank of India

Corporate Accounts Group Branch

58, Shrimali Society, Navrangpura, Ahmedabad - 380009

India

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

SCHEDULE 5

GL2010 Control Card Materials

We herewith declare having received the following documents

Control Card (NGCC) PM3000 GL2010 (AMSC to provide):

•	Software Tool to load Boot and application software
•	Description how to handle the uploading of software to the NGCC (PDF)
•	Update of wtCommissioner

Date:

Place:

Name:

Signature:

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.